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                                                              EXHIBIT 10(c) (10)

                       ROCKWELL INTERNATIONAL CORPORATION

             RESOLUTION ADOPTED BY THE COMPENSATION AND MANAGEMENT
                DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
                              ON DECEMBER 3, 1997

RESOLVED, that the amendments to this Corporation's 1995 Long-Term Incentives Plan as described in the document entitled "Memorandum of Proposed Amendments to the Rockwell International Corporation 1995 Long-Term Incentives Plan", a copy of which was presented to, and ordered filed with the supporting records for, this meeting, be, and they hereby are, approved and adopted effective November 30, 1997.





               MEMORANDUM OF PROPOSED AMENDMENTS TO THE ROCKWELL
            INTERNATIONAL CORPORATION 1995 LONG-TERM INCENTIVES PLAN

It is proposed to amend the 1995 Long-Term Incentives Plan (the "Plan") of Rockwell International Corporation (the "Corporation") to permit the Grant Committee to delegate to the Corporation's Chief Executive Officer the authority to grant stock options pursuant to the Plan within such parameters as the Grant Committee may determine for each such delegation.

    NEW MATTER IS SET IN UPPER CASE LETTERS.

1. Amend Section 3(a) to read in its entirety as follows:

         The Grant Committee shall determine the Employees to whom Grants are made, the number of Shares or Stock Appreciation Rights to be subject to each Grant and the Restricted Period for any Grant of Restricted Stock. THE GRANT COMMITTEE MAY DELEGATE TO ROCKWELL'S CHIEF EXECUTIVE OFFICER THE AUTHORITY TO DETERMINE THE EMPLOYEES TO WHOM GRANTS OF OPTIONS ARE MADE AND THE NUMBER OF SHARES SUBJECT TO EACH GRANT MADE PURSUANT TO SUCH DELEGATED AUTHORITY.

2. Amend the introductory clause to Section 5 to read in its entirety as follows:

                  The Grant Committee AND ROCKWELL'S CHIEF EXECUTIVE OFFICER, IF AND TO THE EXTENT THE GRANT COMMITTEE SHALL HAVE DELEGATED AUTHORITY TO SUCH CHIEF EXECUTIVE OFFICER, may grant from time to time to Employees, Options which may be incentive stock options (as defined in Section 422 of the Internal Revenue Code), nonqualified stock options, or both, to purchase Shares on terms and conditions determined by the GRANT Committee OR ROCKWELL'S CHIEF EXECUTIVE OFFICER, IF AND TO THE EXTENT THE GRANT COMMITTEE SHALL HAVE DELEGATED AUTHORITY TO SUCH CHIEF EXECUTIVE OFFICER, consistent with the provisions of the Plan, including the following: